Education Management Corporation Reports Fiscal 2010 Fourth Quarter Results

PITTSBURGH, Aug. 11 /PRNewswire-FirstCall/ -- Education Management Corporation (Nasdaq: EDMC), one of the largest providers of post-secondary education in North America, today reported its financial results for the three months ended June 30, 2010. Net revenues were $650.8 million, an increase of 25.2% as compared to the fourth quarter of the prior fiscal year. Net income was $47.9 million, or $0.33 per diluted share.

Todd S. Nelson, Chief Executive Officer of Education Management, commented, "Fiscal 2010 was marked by strong financial performance driven by continued student demand for our diverse array of high quality academic programs. Students recognize that we offer them a pathway to achieve their education and career aspirations, and that our entire company is dedicated to helping them succeed.  This dedication is evident through the success our graduates are having finding jobs even during the current difficult economic times."

Mr. Nelson continued, "Recently, the Department of Education published a proposed regulation defining the term 'gainful employment' in the Federal Register.  We are reviewing the proposal and expect to provide the Department of Education with our comments.  Also, we remain concerned about any potential unintended consequences that could impact a significant number of students in higher education."

Financial Highlights

  Net revenues for the three months ended June 30, 2010 increased 25.2% to $650.8 million, compared to $519.6 million for the same period a year ago. This increase was primarily driven by a 22.1% increase in April student enrollment.
  Net income for the fourth quarter of fiscal 2010 increased 125.1% to $47.9 million, or $0.33 per diluted share, compared to net income of $21.3 million, or $0.18 per diluted share, for the same period a year ago. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 41.4% to $142.2 million in the fourth quarter of fiscal 2010. The increase in EBITDA is primarily due to higher student enrollment and increased operating leverage.
  At June 30, 2010, cash and cash equivalents were $373.5 million as compared to $363.3 million at June 30, 2009. There were no outstanding borrowings under the revolving credit facility at June 30, 2010 as compared to $100.0 million outstanding on the facility at June 30, 2009.
  Cash flow from operations for the fiscal year ended June 30, 2010 was $307.1 million. Excluding the management agreement termination fee and costs associated with the debt tender offers paid during the second and third quarters of fiscal 2010, cash flow from operations for fiscal 2010 would have been $337.7 million compared to $293.4 million in the prior year period. This increase in operating cash flows as compared to the prior year period was primarily related to improved operating performance and the reduction in interest payments resulting from the debt repurchases.
  On a cash-basis, capital expenditures were $175.8 million, or 7.0% of net revenues, for the fiscal year ended June 30, 2010 compared to $150.7 million, or 7.5% of net revenues, in the prior year.

Student Enrollment

At the start of the current July quarter, total enrollment at our schools was approximately 138,800 students, a 23.1% increase from the same time last year. Same-school enrollment (schools with enrollment for one year or more) increased 21.7% to over 137,100 students. The number of students enrolled in fully online programs increased 47.8% to approximately 38,800 students.

	2010	2009	Percentage
	July	July	Change
Total enrollment	138,800	112,700	23.1%
Same-school enrollment(1)	137,100	112,700	21.7%
Students enrolled in fully online programs	38,800	26,200	47.8%
(1) Schools with enrollment for one year or more

Our quarterly revenues and income fluctuate primarily as a result of the pattern of student enrollments. The seasonality of our business has decreased over the last several years due primarily to an increased percentage of students enrolling in online programs, which generally experience less seasonal fluctuation than campus-based programs. The first quarter is typically the lowest revenue recognition quarter due to student vacations.

Fiscal 2011 Guidance – 1st Quarter

For the first quarter of fiscal 2011, net income, EBITDA and diluted earnings per share are expected to be between $30 million and $33 million, $112 million and $118 million, and $0.21 and $0.23, respectively.

For the fiscal year 2011, capital expenditures are projected to be approximately 5.0% of net revenues, compared to 7.0% of net revenues in fiscal 2010.

Calendar Year 2010 Guidance – 12 months ending December 31, 2010

Because the final language regarding gainful employment is not expected to be announced until the Fall, any potential impacts of the rule are uncertain at this time. Therefore, Education Management Corporation is only providing guidance through calendar year 2010.

For calendar year 2010, net income, EBITDA and diluted earnings per share are expected to be between $251 million and $257 million, $636 million and $647 million, and $1.75 and $1.79, respectively. Excluding the expenses related to the debt repurchase, corporate restructuring and reversal of an uncertain tax position liability, net income, EBITDA and earnings per diluted share are anticipated to be between $238 million and $244 million, $642 million and $653 million and $1.66 and $1.70, respectively.

The presentation of EBITDA, as well as the presentations excluding certain expenses, do not comply with U.S. generally accepted accounting principles (GAAP).  For an explanation of EBITDA and EBITDA excluding expenses related to our initial public offering ("IPO"), debt repurchase, restructuring and tax reversal, and a reconciliation to net income, the most directly comparable GAAP financial measure, see the Non-GAAP Financial Measures disclosure in the financial tables section below.

Conference Call and Webcast

Education Management will host a conference call to discuss its fiscal 2010 fourth quarter on Thursday, August 12, 2010 at 9:00 a.m. (Eastern Time). Those wishing to participate in this call should dial 480-629-9692 approximately 10 minutes prior to the start of the call. A listen-only audio of the conference call will also be broadcast live over the internet at www.edmc.edu.  A replay of the conference call will be available at www.edmc.edu for up to one year.

About Education Management

Education Management (www.edmc.edu), with over 136,000 students as of October 2009, is among the largest providers of post-secondary education in North America, based on student enrollment and revenue, with a total of 101 locations in 31 U.S. states and Canada. We offer academic programs to our students through campus-based and online instruction, or through a combination of both. We are committed to offering quality academic programs and continuously strive to improve the learning experience for our students. Our educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including design, media arts, health sciences, psychology and behavioral sciences, culinary, fashion, business, education, legal and information technology.

Cautionary Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements typically contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends” or similar words indicating that future outcomes are not known with certainty and are subject to risk factors that could cause these outcomes to differ significantly from those projected.  Forward-looking statements include, but are not limited to, statements related to the Company’s future operating and financial performance, and include statements regarding expected enrollment, revenue, expense levels, capital expenditures and earnings.  Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Some of the factors that could cause actual results to differ materially include, but are not limited to: changes in the overall U.S. or global economy, changes in enrollment or student mix, our ability to maintain eligibility to participate in Title IV programs; the outcome of the U.S. Department of Education’s current rulemaking process addressing gainful employment and other issues;  and other factors discussed in our filings with the Securities and Exchange Commission. Past results of Education Management are not necessarily indicative of its future results. Education Management does not undertake any obligation to update any forward-looking statements.

— Tables to Follow —

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS – FISCAL FOURTH QUARTER (Dollars in millions, except earnings per share) (Unaudited)
	For the three months ended June 30,			For the twelve months ended June 30,
	2010	2009	% change	2010	2009	% change
Net revenues	$650.8	$ 519.6	25.2%	$2,508.5	$ 2,011.5	24.7%

Costs and expenses:
Educational services (1)(2)	333.0	280.1	18.9%	1,267.1	1,067.7	18.7%
General and administrative (3)	175.6	137.7	27.5%	667.1	507.7	31.4%
Management fees paid to affiliates (4)	--	1.3	n/m	32.1	5.0	n/m
Depreciation and amortization	34.5	29.3	17.7%	123.4	112.3	9.9%
Total costs and expenses	543.1	448.4	21.1%	2,089.7	1,692.7	23.5%

Income before interest, loss on early retirement of debt and income taxes	107.7	71.2	51.2%	418.8	318.8	31.4%
Interest expense, net	26.8	37.1	(28.0%)	121.5	153.3	(20.7%)
Loss on early retirement of debt (5)	--	--	n/m	47.2	--	n/m

Income before income taxes	80.9	34.1	137.8%	250.1	165.5	51.1%
Provision for income taxes (6)	33.0	12.8	158.9%	81.6	61.1	33.6%

Net income	$ 47.9	$ 21.3	125.1%	$168.5	$ 104.4	61.4%

Diluted earnings per share	$ 0.33	$ 0.18	87.2%	$ 1.22	$ 0.87	40.4%
Weighted average number of diluted shares outstanding (000's)	143,993	119,770		137,667	119,770

(1) Includes bad debt expense of $27.0 million and $19.6 million in the three month periods presented and $105.6 million and $72.5 million in the full fiscal years presented.

In the fiscal year ended June 30, 2010, the statement of operations above includes costs incurred in the fiscal second and third quarters of 2010 associated with the IPO, corporate restructuring and debt repurchases, as follows:

(2) Previously deferred stock-based compensation costs of $2.2 million
(3) Previously deferred stock-based compensation costs of $13.0 million, $1.0 million in tender offer and other costs associated with the debt repurchases and restructuring costs of $5.7 million
(4) Management agreement termination fee of $29.6 million
(5) Acceleration of deferred financing fees of $5.6 million and a premium of $41.6 million paid to repurchase the senior subordinated notes
(6) Reversal of $17.9 million of uncertain tax position liabilities, interest and other indirect benefits related to the fiscal 2006 period

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES SELECTED CASH FLOW STATEMENT DATA – FISCAL F OURTH QUARTER (Dollars in millions) (Unaudited)
	For the twelve months ended June 30,
	2010	2009	% change
Net cash flows provided by operations	$307.1	$ 293.4	4.7%
Depreciation and amortization	123.4	112.3	9.9%
Capital expenditures (1)	(175.8)	(150.7)	(16.6%)
(1) Represents cash paid for long-lived assets

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES SELECTED BALANCE SHEET DATA – FISCAL FOURTH QUARTER (Dollars in millions) (Unaudited)
	As of June 30,
	2010	2009
Cash and cash equivalents	$ 373.5	$ 363.3
Current assets	693.0	594.3
Total assets	4,511.6	4,285.2
Revolving credit facility	--	100.0
Other current liabilities	507.2	420.4
Long-term debt (including current portion)	1,538.7	1,888.6
Shareholders' equity	2,076.7	1,485.7

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
Reconciliation of Net Income to EBITDA
(Dollars in millions) (Unaudited)

Non-GAAP Financial Measures

EBITDA, a measure used by management to measure operating performance, is defined as net income plus net interest expense, loss on early retirement of debt, taxes and depreciation and amortization, including amortization of intangible assets.  EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.  Additionally, EBITDA is not intended to be a measure of free cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends, because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.  We also presented net income, cash flow from operations and EBITDA after adjusting for expenses related to the IPO, debt repurchase, restructuring and tax reversal incurred in the second and third fiscal quarters which also are non-GAAP financial measures.  Management believes that the presentation of these adjusted measures is useful to investors because it provides a means of evaluating the company's performance without giving effect to these expenses and tax reversal, which do not reflect the day-to-day operations of the company.  Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to similarly titled measures of other companies.

	For the three months ended June 30,			For the twelve months ended June 30,
	2010	2009	% change	2010	2009	% change
Net income	$47.9	$21.3	125.1%	$168.5	$ 104.4	61.4%

Net interest expense	26.8	37.1	(28.0%)	121.5	153.3	(20.7%)
Loss on early retirement of debt	--	--	n/m	47.2	--	n/m
Income tax expense	33.0	12.8	158.9%	81.6	61.1	33.6%
Depreciation and amortization	34.5	29.3	17.7%	123.4	112.3	9.9%
EBITDA - reported	$ 142.2	$ 100.5	41.4%	$542.2	$ 431.1	25.8%

Management agreement termination fee	--	--	n/m	29.6	--	n/m
Previously deferred stock-based compensation costs	--	--	n/m	15.2	--	n/m
Restructuring charge	--	--	n/m	5.7	--	n/m
Tender offer, legal and other costs	--	--	n/m	1.0	--	n/m
EBITDA excluding expenses related to initial public offering (IPO), debt repurchase and restructuring charge	$ 142.2	$ 100.5	41.4%	$ 593.7	$ 431.1	37.7%

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of Cash Flow from Operations to Cash Flow from Operations Excluding Certain Expenses (Dollars in millions) (Unaudited)
	For the twelve months ended June 30,
	2010	2009	% change
Cash flow from operations, as reported	$ 307.1	$ 293.4	4.7%

Payment of management agreement termination fee	29.6	--	n/m
Payment of costs associated with debt tender offers	1.0	--	n/m
Cash flow from operations, excluding certain expenses	$ 337.7	$ 293.4	15.1%

Reconciliation of Fiscal 2011 First Quarter Guidance of Net Income to EBITDA (Dollars in millions, except earnings per share) (Unaudited) Fiscal 2011 Guidance – 1st Quarter
	For the three months ending September 30, 2010
	Low End	High End
Earnings per diluted share	$0.21	$0.23

Net income	$30	$33
Net interest expense	$28	$28
Income tax expense	19	22
Depreciation and amortization	35	35
EBITDA	$112	$118

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of Calendar Year 2010 Guidance of Net Income to EBITDA
(Dollars in millions, except earnings p er share) (Unaudited)

Calendar Year 2010 Guidance

	For the twelve months ending December 31, 2010
	Low End	High End
Earnings per diluted share	$1.75	$1.79

Earnings per diluted share excluding expenses related to debt repurchase, corporate restructuring and reversal of uncertain tax position liability	$1.66	$1.70

Net income	$251	$257
Expenses related to debt repurchase and restructuring, net of tax and reversal of uncertain tax position liability	(13)	(13)
Net income excluding expenses related to debt repurchase, restructuring & reversal of uncertain tax liability	$238	$244
Net interest expense	$111	$111
Income tax expense	158	162
Depreciation and amortization	135	136
EBITDA excluding expenses related to restructuring and debt repurchase	$642	$653

FOR:	Education Management Corporation
COMPANY CONTACT:
James Sober, CFA
Vice President, Finance
(412) 995-7684

CONTACT: James Sober, CFA, Vice President, Finance, Education Management Corporation, +1-412-995-7684